UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

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LIFE PARTNERS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	0-7900	74-2962475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 Woodhew Waco, Texas	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 751-7797

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2015, Life Partners Holdings, Inc. (the “Company”) submitted a notice to the NASDAQ Stock Market (“NASDAQ”) withdrawing the request it made on January 27, 2015 for an appeal of the previous delisting determination by the NASDAQ staff. Subsequently, on March 26, 2015, NASDAQ notified the Company of its receipt of such notice and that as a result, the Company’s shares would be suspended at the open of business on Monday, March 30, 2015. NASDAQ also notified the Company that it will file a Form 25 Notification of Delisting with the Securities and Exchange Commission when all internal appeal periods have run.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2015, Frederick J. Dewald and Harold E. Refuse each submitted his resignation as a director of the Company and Life Partners, Inc., a wholly-owned subsidiary of the Company, effective immediately. Neither resignation is known by any executive officer of the Company to be the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS HOLDINGS, INC.

Date: March 31, 2015	By:	/s/ Colette Pieper
Colette Pieper President and Chief Executive Officer